SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 28, 2008

Date of report (Date of earliest event reported)
SurModics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota	55344

(Address of Principal Executive Offices)	(Zip Code)
(952) 829-2700

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     On January 28, 2008, the Board of Directors (the “Board”) of SurModics, Inc. (the “Company”) elected Susan E. Knight as a member of the Board of the Company and appointed her to the Audit Committee of the Board. In accordance with the Company’s Board Compensation Policy, upon her election to the Board, Ms. Knight was awarded an option to purchase 10,000 shares of common stock of the Company at a purchase price per share equal to the closing price per share of such common stock on the date of grant. The option vests in annual increments of 2,000 shares commencing on the date of grant.

Item 8.01	Other Events.
     On January 28, 2008, the Company announced in a press release that Merck & Co., Inc. (“Merck”) had exercised an option to develop and commercialize an additional Merck proprietary investigational compound using the Company’s I-vation sustained drug delivery system. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
99	Press Release Dated January 28, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.
Date: January 31, 2008	/s/ Philip D. Ankeny
Philip D. Ankeny
Chief Financial Officer